Exhibit 10.27

MF GLOBAL LTD.

2007 LONG TERM INCENTIVE PLAN

AMENDED AND RESTATED

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Amended and Restated Agreement sets forth the terms and conditions of the award (this “Award”) granted to the recipient set forth in Section 2 (the “Grantee”) by MF Global Ltd., a Bermuda exempted company (the “Company”), under the MF Global Ltd. 2007 Long Term Incentive Plan (the “Plan”), of Restricted Share Units (the “RSUs”) in respect of common shares of the Company (“Shares”) under the terms and conditions set forth herein.

1. The Plan. This Award is made pursuant to the Plan, a copy of which has been furnished to the Grantee, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

2. Award. Effective as of the date set forth below (the “Grant Date”), the Company hereby grants to the Grantee the following number of RSUs under the Plan as compensation for the Grantee’s service as an employee of the Company or any of its Subsidiaries or Affiliates:

Name of Grantee: [Employee Name]

Grant Date: July 18, 2007

Number of RSUs: [Number equal to $• divided by $30]

Each RSU constitutes an unfunded and unsecured promise of the Company to deliver by issue (or cause to be delivered by transfer or otherwise) to the Grantee, subject to the terms and conditions of this Agreement, one Share on the Delivery Date as provided in this Agreement (the Shares that are deliverable to the Grantee pursuant to Section 9, the “RSU Shares”). Until such delivery, the Grantee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN SECTION 22, THE DATA PRIVACY CONSENT SET FORTH IN SECTION 21, THE ELECTRONIC DELIVERY CONSENT SET FORTH IN SECTION 23 AND ANY APPLICABLE RESTRICTIVE COVENANTS SET FORTH IN SECTION 15 AND ANNEX 1 TO THIS AGREEMENT.

3. Vesting. Except as otherwise provided in Sections 5 and 6, the RSUs will vest in full on the third anniversary of the Grant Date (the “Scheduled Vesting Date”).

4. Delivery.

(a) Subject to Section 8 and Section 20 and except as otherwise provided in this Agreement, the RSU Shares will be delivered to the Grantee on the six month anniversary of (1) the Scheduled Vesting Date or (2) such earlier date pursuant to Section 5 (such date the “Delivery Date”).

(b) Notwithstanding Section 4(a), if the Grantee’s employment is terminated by the Company (or any Subsidiary or Affiliate) for Cause or the Committee determines that an event constituting Cause has occurred but before the Delivery Date, the Grantee’s rights to this Award will terminate and the RSU Shares will not be delivered at any time. For purposes of this Agreement, “Cause” means the Grantee’s (i) conviction, or plea of nolo contendere (or a similar plea), in a criminal proceeding; (ii) misconduct; (iii) dishonesty; (iv) violation of any law, rule, regulation of any governmental authority, securities exchange or association or any other regulatory or self-regulatory body or agency applicable to the Grantee or the Company, or any material violation of the Company’s policies or procedures; (v) willful or repeated failure or refusal to perform the Grantee’s duties satisfactorily; (vi) engaging in any activity deemed by the Committee to be contrary or harmful to the interests of the Company; or (vii) such other or different circumstances as the Committee may determine to constitute Cause; in each case as determined by the Committee, which determination will be final, binding and conclusive; provided, however, that if “Cause” is defined in an employment agreement between the Grantee and the Company, that definition will apply in lieu of the definition set forth herein.

(c) Subject to the Plan and applicable law, in the discretion of the Committee, in lieu of all or any portion of the RSU Shares otherwise deliverable and in accordance with Section 10(b) of the Plan, the Company may deliver cash, other securities, other Awards or other property, and in such case, all references in this Award Agreement to deliveries of RSU Shares will, as applicable, be deemed to include such deliveries of cash, other securities, other Awards or other property; provided that any cash, other securities, other Awards or other property that may be delivered shall not have the effect of deferring delivery or payment, U.S. income inclusion, or a substantial risk of forfeiture beyond the date on which such delivery, payment or inclusion would occur or such risk of forfeiture would lapse, with respect to the RSU Shares that would otherwise have been deliverable.

5. Termination of Employment. Subject to Section 6 and the terms of any employment agreement between the Grantee and the Company or any Affiliate or Subsidiary, if the Grantee’s employment with the Company and its affiliates terminates for any reason prior to the Scheduled Vesting Date, the RSUs will automatically be forfeited in full and cancelled by the Company upon such termination of employment, and no RSU Shares will be delivered at any time, except as follows:

(a) Death or Disability. If the Grantee’s termination of employment is due to the Grantee’s death or Disability, the RSUs will immediately vest in full as of the date of such termination and be paid out to the Grantee (or his/her estate or guardian, as the case may be) promptly after but not more than 60 days after the date of the Grantee’s death or Disability. For purposes of this Agreement, “Disability” has the meaning set forth in Section 409A(a)(2)(C) of Internal Revenue Code (the “Code”) as in effect on the relevant date (or, if none, will be determined by the Committee in its sole discretion).

(b) Retirement. If the Grantee’s termination of employment is by reason of Retirement, a portion of the RSUs will vest as calculated on a pro rata basis by multiplying (i) the number of RSUs subject to this Award by (ii) the greater of (A) one-third and (B) a fraction, the numerator of which is the number of days that have elapsed from and including the Grant Date through the effective date of the Grantee’s termination of employment, and the denominator of which is 1,095 (the “Pro-Rata Portion”) and be paid out to the Grantee promptly after but not more than 60 days after the date of the Grantee’s Retirement. The remainder of the RSUs will be forfeited; provided that if the Grantee has completed at least 10 years of continuous service with the Company and its Subsidiaries and Affiliates (including service with any Man Group plc entity before the Effective Date of the Plan) at the time of such termination (or such shorter period of service as determined by the Committee), the Committee may in its sole discretion provide that the RSUs will vest in full and be paid in accordance with this Section 5(b). For purposes of this Agreement, “Retirement” means a termination after age 60 in accordance with the retirement policies of the Company (or, as applicable, one of its Subsidiaries or Affiliates).

(c) Voluntary Resignation with Consent. If the Grantee’s employment is terminated by the Grantee for any reason (other than death, Disability or Retirement), the RSUs will be forfeited; provided that if such termination is mutually agreed with the prior written consent of the Company, the Committee in its sole discretion may provide that a Pro Rata Portion (or such other amount that the Committee may determine) of the RSUs will vest as of the effective date of the Grantee’s termination of employment and be paid out to the Grantee promptly after but not more than 60 days after such date. The remainder of the RSUs will be forfeited.

(d) By the Company for Redundancy. If the Grantee’s employment is terminated by the Company (or any Subsidiary or Affiliate) for reasons of Redundancy (which for avoidance of doubt does not include a termination for death, Disability, Retirement or Cause), the Pro Rata Portion of the RSUs will vest as of the effective date of the Grantee’s termination of employment and be paid out to the Grantee promptly after but not more than 60 days after such date, and the remainder of the RSUs will be forfeited. For purposes of this Agreement, whether a termination of the Grantee’s employment is for reasons of “Redundancy” will be determined by the Committee in its sole discretion.

6. Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon a Change in Control, all of the Grantee’s outstanding RSUs will vest and, subject to applicable law, the Shares underlying the Grantee’s outstanding RSUs (or cash equal to the Fair Market Value thereof) will be delivered to the Grantee on the Scheduled Vesting Date in accordance with Section 4, except that in the event of a Change in Control that constitutes a “change in control” within the meaning of Section 409A of the Code, payment will be promptly after but not more than 60 days after the date of the Change in Control.

7. No Dividend Equivalents. The Grantee will not be entitled to receive dividends equivalents in respect of the RSUs unless otherwise determined by the Committee.

8. Tax Withholding. Prior to the issuance of the RSU Shares, the Grantee will pay, or otherwise provide for to the satisfaction of the Company, any applicable federal, state, local and foreign withholding obligations of the Company. To the extent permitted by law, the Grantee may provide for payment of withholding taxes by requesting that the Company retain Shares with a Fair Market Value (determined as of the Delivery Date) equal to the amount of taxes required to be withheld. In such case, the Company will issue the net number of Shares to the Grantee by deducting the Shares retained from the RSU Shares issuable upon payment of the RSUs.

9. Issuance of RSU Shares. On or as promptly as is practicable after the Delivery Date, the Company will issue the RSU Shares registered in the name of the Grantee, the Grantee’s authorized assignee or the Grantee’s legal representative, as applicable, and will deliver certificates representing the RSU Shares with the appropriate legends affixed thereto. The Company may reasonably postpone such issue until it receives satisfactory proof that the issuance of such RSU Shares will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state or foreign law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules; provided that the delivery shall be made at the earliest date at which the Company reasonably anticipates that it will not cause such violation; provided that the Company will not act in a manner as to cause the payment to be made in violation of Section 409A of the Code. The Grantee understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

10. Lock-Up Agreement; Legends and Trading Policies.

(a) The Grantee agrees that, if requested by the Company in connection with an initial public offering, the Grantee will not sell, offer for sale, or otherwise dispose of the RSU Shares for such period of time as is determined by the Board, provided that at least a majority of the Company’s directors and officers who hold Shares at such time are similarly bound.

(b) The RSUs and RSU Shares have not been registered under the Securities Act or the securities laws of any state or foreign jurisdiction, in each case pursuant to an exemption from such registration. Once delivered, the RSU Shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in whole or in part until a registration statement under the Securities Act and any other applicable laws with respect thereto shall have become effective or pursuant to an available exemption from registration. The Grantee understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC, any state securities commission, foreign jurisdiction or any stock exchange to effect such compliance.

(c) The Company may reasonably restrict the sale, transfer or other disposition of the RSU shares until it receives satisfactory proof that the disposition will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state or foreign law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. The Company may affix to certificates representing Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Grantee may be subject under a separate agreement with the Company and its Affiliates) and may advise the transfer agent to place a stop order against any legended Shares.

(c) To the extent applicable, the Grantee agrees that he or she will not sell, transfer by any means or otherwise dispose of the RSU Shares acquired by him except in accordance with Company’s insider trading policy regarding the sale and disposition of securities owned by employees and/or directors of the Company.

11. Non-Transferability of RSUs. Except as otherwise may be provided by the Committee, the RSUs may not be transferred in any manner except by will or the laws of descent and distribution, and any attempt to transfer the RSUs in violation of this Section 11 will be null and void.

12. Privileges of Share Ownership. The Grantee will not have any of the rights of a shareholder of the Company with respect to any RSU Shares (and, for avoidance of doubt, will not be deemed to own any RSU Shares for purposes of any employment agreement or otherwise) until the RSU Shares are issued to the Grantee and no adjustment will be made for cash distributions in respect of such RSU Shares for which the record date is prior to the date upon which such Grantee or permitted transferee will become the holder of record thereof.

13. Entire Agreement. The Plan is incorporated herein by reference. This Agreement (together with Annex 1), the Plan and any such other documents as may be executed in connection with the delivery of the RSU Shares constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee. To the extent necessary to comply with Section 409A of the Code, in the event of any conflict between the Plan and this Agreement, the provisions of this Agreement shall govern.

14. No Obligation to Employ. Nothing in the Plan or this Agreement will confer on the Grantee any right to continue to serve as an employee of, or to continue in any other relationship with, the Company, any Subsidiary or any Affiliate, or limit in any way the right of the Company, any Parent or any Subsidiary to terminate the Grantee’s employment or other relationship at any time, with or without Cause.

15. Covenants of Confidentiality, Noncompetition and Nonsolicitation. The Grantee agrees that the provisions of Annex 1 are incorporated into this Agreement by reference and that forfeiture of all vested and unvested RSUs and RSU Shares otherwise payable pursuant hereto will result if the Grantee breaches any applicable covenants set forth in Annex 1 to this Agreement, except in the event that the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason, in which case the covenants set forth in Annex 1 to this Agreement shall cease to apply. Any RSU Shares forfeited in accordance with this Agreement will be tendered to the Company for repurchase for nominal consideration to be determined by the Committee in its sole discretion, and shall either be cancelled by the Company or returned to the Company. For the avoidance of doubt and except as set forth above, any applicable covenants set forth in Annex 1 to this Agreement shall remain enforceable and binding upon the Grantee for such period of time as is set forth therein or in any employment agreement, whichever is lesser. For purposes of this Agreement, “Good Reason” means any material diminution in the Grantee’s authority and responsibilities and the Company requiring the Grantee to be based at any office more than 35 miles from the place of employment as of the date of this Award Agreement (however, reasonable travel required by the Company in connection with the Grantee’s duties will not constitute Good Reason); provided, however, that if “Good Reason” is defined in an employment agreement between the Grantee and the Company, that definition will apply in lieu of the definition set forth herein.

16. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Vice President – Human Resources of the Company at its principal corporate offices in New York, New York (United States of America). Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of the Company. All notices will be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); two business days after deposit with any return receipt express international courier (prepaid); one business day after deposit with any return receipt express United States courier (prepaid); or one business day after transmission by facsimile.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all the provisions of the Plan and this Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

18. Adjustments. In the event of any change in the outstanding shares of the Company after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee will make such equitable substitution or adjustment (including cash payments) as provided for under Section 5 of the Plan in order to preserve the value of the Grantee’s Award.

19. Binding Effect. Any action taken or decision made in good faith by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

20. Section 409A/Delay in Payment. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company will, in consultation with the Grantee modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Grantee. To the extent required in order to avoid the imposition of any interest and additional tax under Section 409A(a)(1)(B) of the Code, any payments or delivery of Shares payable as a result of the Grantee’s termination of employment with the Company (including, without limitation, pursuant to Section 5(c)) will be delayed until the day after the six month anniversary of such termination of employment, or if earlier, the date of the Grantee’s death, if the Grantee is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code. The amendments to this Agreement that were adopted by the Committee on September 4, 2007 will not operate to accelerate any payment into 2007 that would not have been made under the Agreement or delay any payment that would have been made in 2007 under this Agreement, in each case, prior to the adoption of such amendments.

21. Data Privacy Consent. In order to administer the Plan and this Award, the Company may process personal data about the Grantee. Such data may include, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as the Grantee’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Shares held in the Company, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan and this Award. By accepting this grant, the Grantee hereby gives explicit consent to the Company (a) to process any such personal data and (b) to transfer any such personal data outside the country in which the Grantee works or is employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company, its Subsidiaries and Affiliates, and to other persons who are designated by the Company to administer the Grantee’s participation in Plan (including without limitation to any broker or other third party with whom the Shares acquired on payment of the Award may be deposited).

22. Arbitration/Choice of Forum.

(a) Any dispute, controversy or claim between the Company and the Grantee, arising out of or relating to or concerning the Plan or this Agreement (including Annex 1), will be finally settled by arbitration in New York, New York (United States of America) before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the “NYSE”) or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by the Grantee must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Section is subject to the provisions of Sections 22(b) and (c) below.

(b) THE COMPANY AND THE GRANTEE HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 22(a) OF THIS AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and the Grantee acknowledge that the forum designated by this Section 22(b) has a reasonable relation to the Plan, this Agreement, and to the Grantee’s relationship with the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph

22. Also, the Company may bring such an action or proceeding, in addition to its rights under Section 22(a) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Section 15 and Annex 1. The Grantee agrees that his or her violation of any provision of Section 15 and Annex 1 would cause damage to the Company that cannot be measured or repaired, the Company therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of those provisions, no bond will need to be posted for the Company to receive such an injunction, order or other relief and no proof will be required that monetary damages for violations of those provisions would be difficult to calculate and that remedies at law would be inadequate.

(c) The agreement by the Grantee and the Company as to forum is independent of the law that may be applied in the action, and the Grantee and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. The Grantee and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which the Grantee or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 22(b). The Grantee and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Agreement in any forum other than a forum described in this Section 22. The Grantee and (subject to the last sentence of Section 22(a)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Grantee and the Company.

(d) The Grantee irrevocably appoints the Secretary of the Company as the Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Agreement which is not arbitrated pursuant to the provisions of Section 22(a), who will promptly advise the Grantee of any such service of process.

(e) The Grantee hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 22, except that the Grantee may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to the Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute), or as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). Nothing in this Agreement prohibits the Grantee from providing truthful testimony concerning the Company and its Subsidiaries to governmental, regulatory or self-regulatory authorities.

(f) The Grantee recognizes and agrees that prior to the grant of this Award the Grantee has no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, the Grantee expressly waives any right to contest the amount of this Award, terms of this Agreement, or any determination, action or omission hereunder or under the Plan made or taken in good faith by the Committee, the Company or the Board, or any amendment to the Plan or this Agreement (other than an amendment to which the Grantee’s consent is expressly required by Section 14 of the Plan) and the Grantee expressly waives any claim related in any way to the Award including any claim based on any promissory estoppel or other theory in connection with this Award and the Grantee’s employment with the Company.

23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Plan, the RSUs or future Awards that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery, including by accessing such documents on a website, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. In addition, the Company may choose to provide and deliver certain statutory and/or bye-law materials or documents relating to the Plan in electronic form. By accepting this Award, you agree that the Company may deliver the Plan prospectus, the Company’s annual report and proxy statement and other required documents to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, please contact the Secretary of the Company with your request.

24. Acceptance. The vesting of this Award is contingent on the Grantee accepting the Award and agreeing to its terms. If the Grantee does not sign in the signature block set forth below and return an executed copy of this Agreement to Human Resources on or before September 30, 2007, the Award will not vest and will be forfeited.

25. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA) WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

26. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and effective as of the Grant Date.

MF GLOBAL LTD.

By:
Name:
Title:

Accepted and Agreed:

[Name of Grantee]

Annex 1

In consideration of the grant of the Awards under the MF Global Ltd. 2007 Long Term Incentive Plan as described in the accompanying Award Agreement, and the mutual promises made therein and herein, you and MF Global Ltd. (together with its affiliates and subsidiaries, the “Company”) agree as follows:

1. Covenants. Sections 6 and 7 of your Employment Agreement with MF Global Ltd. (together with the Schedule thereto) apply to your Awards. Subject to the terms of the accompanying Award Agreement, if you do not have an Employment Agreement in place with MF Global, the following provisions will apply:

a) Confidential Information and Company Property. As an employee of the Company, you will have access to information that is not available to the general public regarding the Company, the Company’s affiliated companies, their respective businesses (including but not limited to customer identities, financial information, sales, operations, marketing, trading, execution and clearing strategies, operational costs, and employee costs, salaries and benefits), and the businesses of their customers, clients and suppliers. All such information is “Confidential Information” and must be kept confidential at all times during the term of your employment with the Company and thereafter. You agree that you will not at anytime during your employment with the Company and thereafter, directly or indirectly, disclose or furnish any Confidential Information to any third party, firm, entity or business, except as otherwise required by law. Upon the termination of your employment with the Company for any reason, you shall immediately return to the Company all Confidential Information and all property (in whatever form), documents and other material belonging to the Company or its affiliates that you received during your employment with the Company. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of your employment or any settlement of the financial rights and obligations arising from your employment.

b) Covenant Not to Solicit Employees. You acknowledge that the Company’s workforce is critical for creating value in the Company’s business. You agree that during your employment with the Company and for a period of one year after your employment ends, whether voluntarily or not, you will not induce or attempt to influence, directly or indirectly, any employee of the Company to terminate his/her employment with the Company or to apply for or accept employment with any “Competitive Enterprise” (as defined below). You agree that this means that you will not identify to any Competitive Enterprise Company employees as potential candidates for employment.

For purposes of this Annex, a “Competitive Enterprise” is a business enterprise that (i) engages in any activity, or (ii) owns a significant interest in any entity that engages in any activity, that, in either case, competes with any activity of the Company (including, but not limited to, providing financial services such as brokerage, trade execution, risk management and clearing services for exchange-traded and OTC derivatives instruments and cash securities, in a broad range of asset markets, including fixed income, equities, commodities and foreign currencies, to professional traders, institutional and/or retail customers) in any place in the world.

c) Covenant Not to Solicit Clients. You agree that during your employment with the Company and for a period of one year after your employment ends, whether voluntarily or not, you will not, in any manner, directly or indirectly, solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any client or prospective client of the Company to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your employment with the Company, or damage (or attempt to interfere with or damage) any business relationship or negotiations between the Company and any such client or prospective client. The term “solicit” as used in this Annex will mean any communication of any kind whatsoever inviting, encouraging or requesting any client or prospective client to: (i) transfer business from the Company to you or any other person; (ii) transact business with you or any other person in lieu of or in competition with the Company; or (iii) discontinue a business relationship or negotiations with the Company. The term “client” as used in this Annex will also refer to any customer or counterparty.

d) Covenant Not to Compete. You acknowledge that the Company is engaged in a highly competitive business and that by virtue of the position in which you are employed, you will perform services that are of competitive value to the Company and which if used in competition with the Company could cause it significant harm. Accordingly, you agree that during your employment with the Company (including after work hours, weekends and vacation time) and for a period of six months after your employment ends, whether voluntarily or not, you will not (a) form, or acquire a 5% or greater equity ownership, voting or profits participation interest in, any Competitive Enterprise, or (b) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity which is the same or substantially similar to any activity in which you were engaged, or for which you had direct or indirect managerial or supervisory responsibility, at the Company during the one-year period immediately before the termination of your employment. You acknowledge that the Company competes in a global marketplace and that the duration and scope of this noncompetition provision is reasonable and necessary to protect the Company’s interests.

e) Covenant to Give Prior Notice to Prospective Employer. Before accepting employment with any other person or entity during the term of your employment and for a period ending on the one year anniversary of your termination of employment, you will provide such prospective employer with written notice of the provisions of this Annex with a copy delivered simultaneously to the Company.

2. Covenants Generally. Your covenants as outlined in the preceding paragraphs of this Annex are referred to as the “Covenants”. If any provision of any Covenant (in whole or in part) is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and the remainder of the Covenants will not be affected. In particular, if any provision of any Covenant is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

You understand that the provisions of the Covenants may limit your ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believe that you will receive sufficiently high remuneration and other benefits relating to your employment with the Company to justify the restrictions contained in such provisions.

You acknowledge that a violation on your part of any of the Covenants would cause immeasurable and irreparable damage to the Company. Accordingly, you agree that the Company will be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any of the Covenants in addition to any other remedies it may have.